UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: September 21, 2015

NEW DIMENSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55102	27-3388068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 30-01, Level 30, Menara Standard Chartered, No 30, Jalan Sultan Ismail, 50250, Kuala Lumpur, Malaysia
(Address of principal executive offices)

Registrant’s telephone number, including area code: 603 21106809

3987 West Deer Mountain Drive, Riverton, Utah 84065

(former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

A change of control of the Registrant occurred on September 21, 2015.  On that date, three persons (the “Buyers”) acquired the 100% issued share capital of Surelink Limited, a Vanuatu corporation (“Surelink”) from Mr Kok Seng Yeap for an aggregate consideration of US$650,000.  Surelink is the registered and beneficial owner of 13,343,334 shares of common stock of the Registrant, representing approximately 95.8% of its issued and outstanding common stock.  Accordingly, the acquisition of all of the issued and outstanding shares of Surelink constituted a change in control of the Registrant.

The following table sets forth the names of the Buyers of the shares of Surelink, the number of shares of Surelink acquired by each such Buyer, and the resulting beneficial ownership by each Buyer of the issued and outstanding common shares of the Registrant.

Name of Buyer	Surelink Limited Shares Acquired	Beneficial Ownership of Shares of Registrant
Mr. Toh Kok Soon	40,000 Shares (40%)	5,337,334 shares (38.31%)
Mr. Low Lock Yen Andy	30,000 Shares (30%)	4,003,000 shares (28.73%)
Baywater Consulting (Cayman) Limited	30,000 Shares (30%)	4,003,000 shares (28.73%)
TOTAL	100,000 Shares (100%)	13,343,334 shares (95.8%)

The total consideration of US$650,000 was paid in cash, and the Buyers used their own capital for the acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Dimension Holdings, Inc.

/s/

Kok Seng Yeap Eddy

By:  Kok Seng Yeap Eddy
Its:   Chief Executive Officer and Director

Dated:

October 16, 2015

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